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                                 EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SunGard Data Systems Inc. for the registration of 405,334 shares of its common stock and to the incorporation by reference therein of our report dated May 31, 1995, with respect to the financial statements of MACESS Corporation included in the current report on Form 8-K of SunGard Data Systems Inc. filed October 6, 1995.



                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


  Birmingham, Alabama
  December 8, 1995